EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 14, 2008, relating to the consolidated financial statements of Eastern Resources, Inc.

We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ Sherb & Co., LLP
Sherb & Co., LLP

New York, NY
March 20, 2008